Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of uSell.com, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2017, as filed with the Securities and Exchange Commission on the date hereof, I, Nikhil Raman, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The quarterly report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

2.	The information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Nikhil Raman
Nikhil Raman
Chief Executive Officer
(Principal Executive Officer)

Dated: August 10, 2017

In connection with the quarterly report of uSell.com, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2017, as filed with the Securities and Exchange Commission on the date hereof, I, Jennifer Calabrese, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The quarterly report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

2.	The information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jennifer Calabrese
Jennifer Calabrese
Chief Financial Officer and
Executive Vice President of Finance
(Principal Financial Officer)

Dated: August 10, 2017